Exhibit 99.1

Neonode® Reports Results for Quarter Ended June 30, 2014

SANTA CLARA, CA. – August 6, 2014 – Neonode Inc. (NASDAQ: NEON), the optical touch technology company, today reported financial results for the three months ended June 30, 2014.

Highlights

●	Neonode zForce technology has been selected by a major global PC OEM for 2015 product lines.
●	Hewlett Packard (“HP”) printers with zForce touch started generating revenue in the second quarter.
●	Neonode recently signed a license with top-tier automotive system OEM, Magneti Marrelli.
●	Neonode currently has 45 patents issued and 105 pending, up from 37 and 93 last quarter.
●	Neonode Appoints Per Lofgren as new independent Director and Chairman of the Audit Committee effective, August 5, 2014 and Lars Lindqvist as new Chief Financial Officer effective August 15, 2014. CFO David Brunton will retire on August 15, 2014 and transition into a consulting role for Neonode.

"The ramp of our printer business is progressing and related revenues should continue to ramp as new printers incorporating our technology keep getting introduced. We are engaged with two additional tier one printer OEMs and we believe we will expand our market share of the ~100 million unit printer market” said Neonode CEO Thomas Eriksson.

“We are executing on our strategy to penetrate the ~300 million unit PC market and I am happy to announce that we have been selected as a touch technology partner by a major PC OEM. It has become increasingly apparent that zForce PLUS’ strongest value proposition for the PC segment is our high performance features and that we can provide touch solutions at a significantly lower cost than our competitors” said Thomas Eriksson.

“Finally, I would like to welcome Lars Lindqvist to the CFO helm, along with Per Lofgren to the Board of Directors" concluded Mr. Eriksson.

Financial Results for the three and six months ended June 30, 2014

Net revenues for the three and six months ended June 30, 2014 were $0.9 million and $1.9 million, respectively, compared to net revenues for the three and six months ended June 30, 2013 of $1.1 million and $1.6 million, respectively. Our net revenues for the three and six months ended June 30, 2014 included $0.4 million and $1.3 million from license fees plus $0.5 million and $0.6 million, respectively, of fees for engineering design services. Our net revenues for the three and six months ended June 30, 2013 included $0.6 million and $1.2 million from license fees plus $0.5 million and $0.4 million, respectively, of fees for engineering design services.

Gross margin was $0.4 million and $1.3 million for the three and six months ended June 30, 2014, respectively, compared to $0.4 million and $1.0 million for the same periods in 2013, respectively. Our total operating expenses were $4.3 million and $9.1 million for the three and six months ended June 30, 2014, respectively, compared to $3.5 million and $7.6 million for the same periods in 2013, respectively.

We recorded a net loss of $3.9 million and $7.9 million for the three and six months ended June 30, 2014, respectively, compared to a net loss of $3.1 million and $6.7 million, respectively, in the comparable periods in 2013.

Our net cash used by operating activities was $6.0 million for the six months ended June 30, 2014 compared to $4.1 million for the six months ended June 30, 2013. During the three months ended June 30, 2014, we issued 2,500,000 shares of our common stock to an accredited institutional investor at a price of $4.00 per share and a warrant for an aggregate purchase price of $10,000,000 in gross proceeds and net proceeds of approximately $9.3 million after expenses and fees, including a placement agent fee.

Cash totaled $12.0 million at June 30, 2014 compared to $8.8 million at December 31, 2013. Common shares on a fully diluted basis totaled 45.8 million on June 30, 2014, compared to 40.4 million at December 31, 2013.

Conference Call Information

The Company will host a conference call Wednesday August 6, 2014 at 10AM Eastern Standard Time (EST) featuring remarks by, and Q&A with, Neonode's CEO Thomas Eriksson, CFO David Brunton, and Daniel Gelbtuch (SVP of Corporate Finance & IR).

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: # 81344901. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please visit http://goo.gl/9tJ00n

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call's completion - 8/6/2014 (1PM EST) to 9/6/2014. To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID # 81344901.

About Neonode

Neonode Inc. (NASDAQ:NEON) develops and licenses the next generation of Multisensing touch technologies, allowing companies to differentiate themselves by making high performing touch solutions at a competitive cost. Neonode is at the forefront of providing unparalleled user experiences that offer significant advantages for OEM's. This includes state-of-the-art touch technology features such as low latency pen or brush sensing, remarkably high speed scanning, proximity-, pressure-, and depth sensing capabilities and object-size measuring.

Neonode’s patented Multisensing technology is developed for a wide range of devices such as mobile phones, tablets and e-readers, toys and gaming consoles, printers, white goods, wearable goods and advanced automotive infotainment systems. Neonode, the Neonode logo, Multisensing, and zForce are trademarks of Neonode Inc. registered in the United States and other countries. Liquid Sensing, It Makes Sense and AlwaysON are trademarks of Neonode Inc. For more information please visit www.neonode.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

Copyright © 2014, Neonode Inc. All rights reserved. Neonode is a registered trademark of Neonode Inc.

For more information, please contact:

Investor Relations:

Daniel Gelbtuch

P: +1 917.509.9582

Email: daniel.gelbtuch@neonode.com

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NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$12,048	$8,815
Accounts receivable	709	969
Projects in process	778	736
Prepaid expenses and other current assets	573	616
Total current assets	14,108	11,136

Deposits	17	-
Property and equipment, net	859	335
Total assets	$14,984	$11,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$509	$479
Accrued expenses	1,242	978
Deferred revenue	3,468	3,666
Current portion of capital lease obligations	71	-

Total current liabilities	5,290	5,123

Capital lease obligations, net of current portion	459	-
Total liabilities	5,749	5,123

Stockholders’ equity:
Series B Preferred stock, 54,425 shares authorized with par value $0.001 per share; 83 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 over the shares of common stock)	—	—
Common stock, 70,000,000 shares authorized with par value $0.001 per share; 40,455,352 and 37,933,799 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	40	38
Additional paid-in capital	168,696	157,994
Accumulated other comprehensive income	76	11
Accumulated deficit	(159,577)	(151,695)
Total stockholders' equity	9,235	6,348
Total liabilities and stockholders’ equity	$14,984	$11,471

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net revenues	$865	$1,084	$1,879	$1,632
Cost of revenues	452	662	618	678
Gross margin	413	422	1,261	954

Operating expenses:
Product research and development	1,742	1,441	3,526	3,075
Sales and marketing	756	893	1,798	1,698
General and administrative	1,789	1,189	3,818	2,841

Total operating expenses	4,287	3,523	9,142	7,614
Loss before provision for income taxes	(3,874)	(3,101)	(7,881)	(6,660)
Provision for income taxes	-	19	1	30
Net loss	$(3,874)	$(3,120)	$(7,882)	$(6,690)
Loss per common share:
Basic and diluted loss per share	$(0.10)	$(0.09)	$(0.20)	$(0.20)
Basic and diluted – weighted average number of common shares outstanding	39,233	34,135	38,587	33,825

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net loss	$(3,874)	$(3,120)	$(7,882)	$(6,690)
Other comprehensive income:
Foreign currency translation adjustments	30	41	65	54
Total comprehensive loss	$(3,844)	$(3,079)	$(7,817)	$(6,636)

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(7,882)	$(6,690)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,415	1,339
Depreciation and amortization	83	64
Loss on disposal of property and equipment	-	1
Changes in operating assets and liabilities:
Accounts receivable	236	1,431
Projects in process	(44)	(624)
Prepaid expenses and other assets	(61)	259
Accounts payable and accrued expenses	429	20
Deferred revenue	(186)	88
Net cash used in operating activities	(6,010)	(4,112)

Cash flows from investing activities:
Purchase of property and equipment	(86)	(34)
Net cash used in investing activities	(86)	(34)

Cash flows from financing activities:
Proceeds from sales of common stock, net of offering costs	9,254	—
Proceeds from exercise of stock options	—	166
Proceeds from exercise of stock warrants	36	200
Net cash provided by financing activities	9,290	366

Effect of exchange rate changes on cash	39	37

Net increase (decrease) in cash	3,233	(3,743)
Cash at beginning of period	8,815	9,097
Cash at end of period	$12,048	$5,354

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1	$30

Supplemental disclosure on non-cash investing and financing activities:
Purchase of equipment with capital lease obligation	$530	$-

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